Exhibit 99.4

CONSENT OF NOMINEE FOR DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 filed by Sailfish Energy Holdings Corporation (“New Talos”) with the Securities and Exchange Commission on December 28, 2017, and all supplements and amendments thereto (the “Registration Statement”), as a person who will become a director of New Talos, effective upon completion of the transactions described in the Registration Statement.

Date: December 28, 2017	/s/ Gregory A. Beard
Gregory A. Beard